Exhibit 10.1

                                      LEASE


THIS LEASE made this _____________ day of _______________, 2004, by and between:

       127 NORTH WYMAN DEVELOPMENT, LLC
       hereinafter referred to as -------------------------------Landlord,

       -and-

       QUAD CITY BANK AND TRUST COMPANY,
       hereinafter referred to as -------------------------------Tenant.

                               W I T N E SS E T H:

1. LEASED PREMISES: Landlord, in consideration of the rents provided herein and the covenants and agreements contained herein, leases to Tenant and Tenant leases from Landlord, the following described premises (hereinafter referred to as "leased premises"): Space comprising of 7,807 square feet of commercial space on the first floor and first floor mezzanine level of the building ("building") located at 127 N. Wyman Street, Rockford, Illinois, as shown on Exhibits "A.1" and "A.2" and attached hereto and incorporated herein by reference.

2. USE OF ADDITIONAL AREAS: The use and occupation by the Tenant of the leased premises shall include the use in common with others entitled thereto of the common areas and elevator, as shown on Exhibits "A.1" and "A.2" which are attached hereto and incorporated herein by reference, and other facilities as may be designated from time to time by the Landlord, subject however to the terms and conditions of this Lease and to reasonable rules and regulations for the use thereof as prescribed from time to time by the Landlord.

3. TERM OF LEASE: The term of this Lease shall commence November 1, 2004, provided, however, the Landlord's Build-Out obligation as set forth in Paragraph 8, hereof, is completed by such date and shall continue for a period of ten (10) years and shall terminate on October 31, 2014. If the Landlord's Build-Out is not completed by November 1, 2004, the term of this Lease shall commence upon satisfactory completion of the Landlord's Build-Out.

4.   BASE RENT:

     4.01. During the initial term of this Lease, Tenant shall pay rent in years 1-5 in the amount of $154,350.00 per year payable at Twelve Thousand Eight Hundred Sixty-two and 25/100ths ($12,862.25) per month. The base rent of lease years 6-10 shall be in the amount of $154,350.00 per year plus an amount equal to the increase, if any, in the Cost of Living Index ("CPI-U"), as maintained by the U.S. Department of Labor, Midwest Urban District, from the initial rent commencement date to the first day of lease year six (6). 4.02. Such rent payment shall be without deductions or set-offs unless otherwise provided herein and payable in advance on the first day of each month commencing November 1, 2004, and monthly thereafter during the term of this Lease. Base Rent and additional rent shall be paid to the Landlord at its principal place of business. 4.03. If the tenant takes possession of the Leased Premises after the first day of the month, Tenant shall pay a fractional share of the month's base rent prorated on a per diem basis.

5.   OPTIONS TO EXTEND:

     5.01. Subject to the other terms of this Lease, Landlord herein grants to Tenant the option to extend this Lease for two successive five (5) year periods upon the same terms as herein stated. Each five (5) year extension shall commence upon the expiration of the prior term; such option may be exercised by Tenant by written notice to Landlord not less than 12 months prior to the expiration of the original term or the first extended term of the Lease. In the event of such exercise of the option for the extension of the Lease by Tenant, the Tenant shall continue to be bound by all of the covenants and conditions applicable to the original term; provided, however, base rent for each five (5) year lease term extension shall be determined in accordance with 5.02 and 5.03 below. Failure of the Tenant to exercise its right to extend its Lease hereunder shall terminate the Lease upon the expiration of the original term or extended term without any further action being taken by Landlord and Tenant shall thereupon peaceably deliver possession to the Landlord. The extended terms may be subject to an additional rent adjustment as set forth in Paragraph 6 below.

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     5.02.  The Base Rent for  years  11-15  shall be in an amount  equal to the
            Base Rent for years 6-10 plus an amount equal to the increase, if any, in the cost of living Index ("CP1-U"), as maintained by the
            U.S.   Department  of  Labor,   Midwest  Urban   District  from  the
            commencement date of lease year six (6) to the first day of lease year eleven (11).

     5.03. The Base Rent adjustment for years 16-20 shall be negotiated by the parties and based upon prevailing leased space rates for comparable banking establishments in the Rockford Market Service Area. In the event that the parties are unable to reach an agreement on base rent for the second option term the Tenant may elect not to exercise the option to renew or require that the dispute be submitted to Arbitration as provided hereafter. Negotiations shall commence no later than 24 months before the expiration of the preceding term.

6.   ADDITIONAL OBLIGATIONS OF TENANT:

     6.01. TENANT'S TAX OBLIGATION: Tenant shall not be obligated to pay a proportionate share of property taxes on the building until the expiration of the agreement between Landlord and the City of Rockford (currently scheduled for 2015) to rebate a property tax increment on the building to Landlord through the West Side Tax Increment Financing ("TIF") District. Tenant shall be obligated to pay its pro-rata share of property taxes after the expiration of the said TIF Agreement.

     6.02. UTILITY CHARGES: Tenant shall be solely responsible for, and promptly pay when due, all charges for separately metered public utilities including, but not limited to, gas, electricity, heat and air conditioning and any other utility used upon, or furnished to, the leased premises.

            In addition, Tenant agrees to pay to Landlord its pro-rata share of all charges for public utilities including but not limited to sewer, water, garbage removal, gas, electricity and any other utilities used upon or furnished to the common areas.

     6.03. MAINTENANCE AND SECURITY: In addition to the rents and other charges to the Tenant as specified herein, Tenant agrees to pay to Landlord its pro rata share of all common area maintenance and security expense, and all maintenance and security expense of common area of building, including but not limited to the cost of public liability and property damage insurance, repairs, replacements, elevator maintenance, lighting, sanitary control, removal of snow, and the employment of a maintenance person. Operating costs shall also include the cost of normal repair and maintenance, cleaning and painting the exteriors of the building and the interior common area facilities.

     6.04. ADDITIONAL RENTAL: If Tenant takes possession after the first day of the month, Tenant shall pay a fractional share of that month's additional rent as herein set forth prorated on a per diem basis. Landlord may adjust Tenant's share of additional rental from time to time upon giving Tenant notice of such adjustment. Such adjustment shall be based upon the most recent cost information. Tenant's share of additional rental shall be based upon Tenant's proportionate share of total rental space in the center. Tenant's "pro-rata share" as used in this Paragraph 6 shall mean 28% based upon Tenant's 7,807 square feet to the total rental space in the building of 27,882 square feet.

            Tenant's share of operating costs shall be paid in monthly installments in amounts estimated from time to time by Landlord, one such installment being due on the first day of each month of each calendar year, unless prorated in accordance with 4.03, together with the base rent. Within sixty (60) days after the end of each calendar year, or as soon as practicable thereafter, the total operating costs for such year shall be determined by Landlord and Tenant's share paid for such period shall be immediately adjusted by refund to Tenant or credit of any excess against payments next due by the Tenant hereunder, at Landlord's option, or payment by Tenant of any deficiency, within twenty (20) days of notice from Landlord.

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7.   REIMBURSEMENT  OF BUILD-OUT  COSTS: In the event Tenant refuses or fails to exercise its right to extend this Lease at the expiration of the original term or is otherwise in default, Tenant shall pay to the Landlord the balance remaining due and owing on the Build-Out obligation originally budgeted at a cost of Four Hundred Twenty Thousand ($420,000.00) Dollars which obligation Landlord assumed to alter, improve and better the leased premises for Tenant's benefit at the onset of this lease. The amortization schedule for such obligation shall be based on a fifteen year period at the actual applicable interest rate obtained by Landlord for the original ten year lease term. The aforementioned budgeted amount reflects the Build-Out specifications, floor plans, and finishes which have been approved by Landlord and Tenant as of the date of this lease. Any changes to the specifications, floor pans, and finishes requested by Tenant shall be in writing and if such changes would result in an increase to the original budgeted amount Tenant shall be responsible for the additional costs. In addition to the principal repayment obligation Tenant shall also pay interest accrued from the date of the Landlord's most recent and timely loan payment. Landlord shall present Tenant with an accounting if so requested, but in the event the parties are unable to agree on the sums owing the dispute shall be submitted to arbitration in accordance with Paragraph 22 below.

8.   CONDITION OF THE PREMISES:

     8.01. Landlord and Tenant agree that the leased premises shall be in tenantable condition at the commencement of the term of this Lease and Landlord agrees that all improvements to the premises as set forth on Exhibit "B" shall be completed prior to the commencement of the term of this lease and all such work shall be completed by Landlord in a workmanlike manner with good construction practices and in accordance with all applicable laws, codes, ordinances, regulations and insurance requirements.

     8.02. Landlord and Tenant agree that the leased premises shall be in tenantable condition at the commencement of the term of this Lease and Tenant accepts such premises in their "As Is" condition.

     8.03. The parties agree that prior to the commencement of the Lease, the leased premises shall be subject to certain build-out specifications and conditions as set forth in Exhibit "B."

9. USE OF THE PREMISES: Tenant shall only use the premises during the term hereof as a retail banking establishment, including all customary banking, trust and investment services. Tenant shall be entitled to peaceable and quiet enjoyment of the leased premises upon payment of rent and compliance with the covenants and agreements contained herein and upon complying with all city laws and ordinances applicable to the leased premises.

10.  ALTERATIONS AND REDECORATING:

     10.01 After the commencement of this Lease term, Tenant shall not make any alterations, additions or improvements to the interior or exterior of the leased premises, or redecorate the interior of the leased premises, without Landlord's prior written consent. Tenant shall present to Landlord plans and specifications for such work at the time approval is sought. Tenant agrees to indemnify and hold harmless Landlord from any claims including but not limited to, mechanics' liens or claims of lien arising out of Tenant's alteration of the leased premises. All work shall be done in a workmanlike manner. 10.02. Unless the Landlord consents to their removal, all permanent fixtures attached to the building and improvements become Landlord's property, provided however Landlord shall have the right to request their removal upon the termination of this Lease, in which case Tenant shall be responsible for the cost of such removal. In the event Landlord consents or requests removal, Tenant shall be responsible for repair of any damage to the premises resulting from such removal. 10.03. Landlord's consent under the foregoing provisions shall not be unreasonably withheld.

11. PARKING: There will be no on premises parking available to the Tenant, its employees, customers and visitors; provided however, Landlord shall provide Tenant with two parking spaces available in the building's heated garage after January 1, 2005.

12. SIGNS: Tenant shall not erect, place or maintain any sign, or advertising matter on the exterior of the building without prior written consent of Landlord, such consent not being unreasonably withheld. Notwithstanding the foregoing, Landlord consents to Tenant maintaining signage at the west elevation, street entrance to Tenant's leased premises, in accordance with designs previously submitted to Tenant and approved by Landlord. The cost of such signage shall be included in Tenant's build-out budget.

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13.  REPAIRS:  Landlord shall repair the foundation and the structural  parts of the leased premises and the roof. Tenant shall at all times keep the leased premises and all partitions, doors, fixtures, equipment and appurtenances thereof in good order, condition and repair except for structural portions of the premises which shall be maintained by Landlord, provided however, if such repairs are caused by Tenant's negligent acts or omissions, Tenant shall reimburse Landlord for the costs of such repairs.

14. RULES AND REGULATIONS: Tenant agrees to comply with and observe all rules and regulations established by Landlord from time to time, provided the same shall apply uniformly to all tenants of the building.


15. INSURANCE: Tenant shall, during the entire term hereof, keep in full force and effect a policy of public liability and property damage insurance with respect to the leased premises, and the business operated by Tenant and any subtenants of Tenant, in the leased premises in which the limits of public liability for personal injuries shall be not less than $2,000,000.00 and not less than $2,000,000.00 in respect to damage to property. The policy shall name Tenant as insured and the Landlord as an additional insured, and a Certificate of Insurance shall be deposited with Landlord prior to the commencement of the term of this Lease.

     15.01. Each party will indemnify and hold the other party harmless from any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising out of the occupancy or use by Tenant of the leased premises, or caused wholly or in part by an act or omission of the indemnifying party, its agents, contractors, employees, servants, and lessees, unless otherwise provided herein. In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against the Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorneys' fees incurred or paid by Landlord in connection with such litigation. In case Tenant shall, without fault on its part, be made a party to any litigation commenced by or against the Landlord, then Landlord shall protect and hold Tenant harmless and shall pay all costs, expenses and reasonable attorneys' fees incurred or paid by Tenant in connection with such litigation.

     15.02. Landlord shall obtain and Tenant shall pay its pro-rata share of the premium for fire and extended coverage insurance, liability insurance, and plate glass insurance. The fire and extended coverage insurance shall insure all of the improvements and betterments completed by Landlord pursuant to Build-Out requirements but shall not insure, however, Tenant's leasehold fixtures, and Tenant's inventory and merchandise.

     15.03. Tenant shall insure its leasehold fixtures, inventory, merchandise and personal property for an amount equal to the replacement cost thereof. Upon request of Landlord, Tenant shall furnish Landlord a current Certificate of Insurance showing such coverage to be in full force and effect.

     15.04. Landlord and Tenant mutually release the other for loss or damage caused to its property to the extent that such loss or damage is covered by collectible insurance.

16.  UNTENANTABILITY BY FIRE OR OTHER CASUALTY:

     16.01. If the leased premises, a part thereof, or parts of the building are destroyed or damaged by fire or other casualty, and Landlord elects not to repair such damage, Landlord may terminate this Lease by notice to Tenant within thirty (30) days after the date of such fire or other casualty, and all rents as provided in this Lease shall be prorated to the date of such fire or other casualty.

     16.02. In the event the leased premises, a part thereof, or some parts of the building are destroyed or damaged by fire or other casualty and the Landlord elects to rebuild or restore the damaged premises, this Lease shall not terminate and Landlord shall repair the premises at Landlord's expense and all rents or a just portion thereof considering the nature and extent of the damages sustained to the leased premises, shall abate until the leased premises have been repaired or restored by the Landlord.

17. CONDEMNATION: In the event that the whole or any substantial part of the leased premises or of the building and common areas shall be taken or condemned by competent authority for public or quasi-public use by any lawful act, this Lease shall terminate on the date when possession shall be required to be surrendered with all rents prorated to such date. Any award or compensation shall be paid to the Landlord and Tenant shall have no right to any portion thereof. Landlord and Tenant agree that in the event a portion of the premises is taken which partially affects occupancy and use of the leased premises, rents shall be adjusted proportionately.

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18.  ASSIGNMENT OF LEASE:

     18.01. By Tenant. Tenant shall not assign this Lease or sublet the leased premises or permit any transfer thereof by operation of law without the prior written consent of Landlord, such consent not to be unreasonably withheld. Notwithstanding the foregoing, Landlord consents to Tenant's assignment of this lease to Rockford Bank and Trust Company.

     18.02. By Landlord. Landlord may assign Landlord's interest in this Lease in connection with a sale or transfer of title to the real estate or for the purpose of mortgaging the premises.

19. SUBORDINATION OF LEASE: This Lease is subject and subordinate to all underlying mortgages that may now or later affect the real property of which the premises form a part, and also to all renewals, modifications, consolidations, and replacements of the underlying mortgages. Although no instrument or act on the part of Tenant is necessary to effectuate such subordination, Tenant will, nevertheless, execute and deliver any such further instruments confirming subordination of this Lease as may be desired by the holders of the mortgages. Tenant appoints Landlord attorney in fact, irrevocably, to execute and deliver any such instrument for Tenant.

20. ESTOPPEL LETTERS AND OFFSET STATEMENTS: Tenant will execute estoppel letters in favor of lenders and buyers from Landlord verifying the standing of this lease, the terms of the lease, and all amounts paid under this lease and such other matters as may be reasonably requested by Landlord. Within 14 days after request by Landlord, or if an offset statement is required from Tenant on any sale, assignment, lease or hypothecation of the land or building or the leased premises by Landlord, Tenant must deliver in recordable form a certificate to any proposed mortgagee, lender, financing authority, lessor or purchaser, or to landlord, certifying (if such be the case) among other things:

     (a)    Whether this Lease is in full force and effect;

     (b) Whether this Lease has been modified or amended and, if so, identifying and describing any such modification or amendment;

     (c)    The date to which rent and other charges have been paid; and

     (d) Whether Tenant knows of any default on the part of Landlord or has any claim against Landlord and, if so, specifying the nature of such default or claim.

21.  RIGHTS AND REMEDIES:

     21.01. Cumulative. All rights and remedies shall be cumulative and shall not exclude any right allowed by law.

     21.02. Defaults. If Tenant defaults in the payment of rent or of any of the covenants and agreements of this Lease with such defaults continuing for a period of ten (10) days after written notice thereof or if the Tenant abandons the leased premises, Landlord may at its election terminate the Lease and/or terminate Tenant's right to possession of the leased premises. Landlord may institute an action for possession of the leased premises. Action by the Landlord pursuant to this paragraph shall not relieve the Tenant from any damages recoverable by law because of Tenant's default including, but not limited to, Tenant's obligation to pay rental as provided in this Lease.

     21.03. Landlord's Right to Enter Premises. Landlord shall have the right to enter Tenant's premises at reasonable times and to show the premises during the last six (6) months of the lease term.

     21.04. Surrender of Possession. Tenant agrees that upon termination of this Lease in any manner or for any cause, to surrender possession to the Landlord in as good a condition as when Tenant took possession, ordinary wear and tear excepted. In the event Tenant holds over after termination, the tenancy created shall be a month-to-month tenancy.

     21.05. Notices. Notices may be served personally or by certified or registered mail addressed to the Landlord at his principal place of business or as follows:

            Tenant: 127 N. Wyman Street, Rockford, Illinois 61101

            Copy to Attorney Nancy Hyzer, 855 N. Madison Street, Rockford, Illinois 61107.

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     21.06. Attorneys' Fees and Costs. In the event that either party shall find it necessary to retain an attorney for the enforcement of any of the provisions of this Lease, other than Paragraphs 5 and 7, occasioned by the fault of the other party, the party not at fault shall be entitled to recover reasonable attorneys' fees, costs and expenses incurred as a result thereof, whether such fees and expenses are incurred for the purposes of investigation, negotiation, trial, appellate proceedings, or other legal services.

22. ARBITRATION: Any controversy arising pursuant to Paragraphs 5 and 7 of this lease, or any other provisions as the parties might agree, shall be settled by arbitration. Each party shall select one arbitrator and the two arbitrators shall select a third arbitrator. The agreement and decision of any two arbitrators shall be binding on all parties without recourse to any Court. The costs incurred and the fees of the arbitrators shall be shared equally by the parties. Notwithstanding Subparagraph 21.06 above, each party shall be responsible for the costs and fees of their respective attorneys. The proceeding hereunder shall be governed by the rules of the American Arbitration Association.

23.  MISCELLANEOUS:

     23.01. Tenant's total monthly rental obligation for years 1-5 of the initial term of this Lease is set forth below:

              Base Rent                 $12,862.25
              Estimated CAM               1,400.00
              Total Monthly Rent         14,262.25

     23.02. Landlord may make available to Tenant a second conference room on the Mezzanine level (M1) floor of the building which space is under landlord's exclusive control upon reasonable notice and with a reasonable occupancy charge.

24. COMPLETE AGREEMENT: The parties agree that this Lease constitutes the entire agreement between the Landlord and Tenant and upon execution hereof shall be binding upon the heirs, successors and assigns of the parties hereto.

IN WITNESS WHEREOF, the Landlord and Tenant have respectively executed this Lease on the day and year first above written.

LANDLORD:                               TENANT:
------------------------------------    ----------------------------------------

127 NORTH WYMAN                         QUAD CITY BANK AND TRUST
DEVELOPMENT, LLC                        COMPANY


By:                                     By:
    --------------------------------         -----------------------------------




PREPARED  BY:
------------------------
Attorney Nancy Hyzer
HYZER, HYZER & JACOBS
855 North Madison Street
Rockford, IL  61107
(815) 965-3600


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